EXHIBIT 10.1

EXECUTION VERSION

SEVENTH AMENDMENT TO CREDIT AGREEMENT

SEVENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of October 29, 2008, by and among CARRIZO OIL & GAS, INC., a Texas corporation (“Borrower”), certain SUBSIDIARIES OF BORROWER, as Guarantors (in such capacity, “Guarantors”), the LENDERS party hereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as resigning administrative agent for the Lenders (in such capacity, the “Resigning Agent”) and as resigning issuing bank (in such capacity, the “Resigning Issuing Bank”) and GUARANTY BANK, as successor administrative agent for the Lenders (in such capacity, the “Successor Agent”) and as successor issuing bank (in such capacity, the “Successor Issuing Bank”).  Unless otherwise expressly defined herein, capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement (as defined below).

WITNESSETH:

WHEREAS, Borrower, Guarantors, Resigning Agent and certain Lenders have entered into that certain Credit Agreement, dated as of May 25, 2006 (as the same has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, Resigning Agent and Resigning Issuing Bank desire to resign as Administrative Agent and Issuing Bank, respectively, under the Credit Agreement and Successor Agent and Successor Issuing Bank desire to be appointed as Administrative Agent and Issuing Bank, respectively, under the Credit Agreement; and

WHEREAS, Borrower has requested that Successor Agent and Lenders (a) amend the Credit Agreement (i) to increase the Borrowing Base and the Conforming Borrowing Base, (ii) to extend the Maturity Date and (iii) for certain other purposes as provided herein; and (b) waive any Event of Default that has occurred as a result of the existence of the Liens more particularly described in Schedule 7.02 attached hereto (the “Specified Event of Default”); and

WHEREAS, Successor Agent and Lenders have agreed to (a) amend the Credit Agreement as provided herein, and (b) waive the Specified Event of Default, in each case, subject to the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto hereby agree as follows:

SECTION 1.  Amendments to Credit Agreement.  Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 7 of this Amendment, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Credit Agreement shall be amended in the manner provided in this Section 1.

    1.1     Cover Page.  The cover page to the Credit Agreement shall be and it hereby is amended in its entirety and replaced with the cover page attached hereto as Annex A.

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1.2    Preamble.  The preamble to the Credit Agreement shall be and it hereby is amended by deleting the reference to “JPMORGAN CHASE BANK, NATIONAL ASSOCIATION” and substituting in lieu thereof the name “GUARANTY BANK”.

1.3    Additional Definitions.  The following definitions shall be and they hereby are added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:

“Adjusted Daily LIBO Rate” means, for any day, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the Daily LIBO Rate on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) multiplied by (b) the Statutory Reserve Rate applicable on such day (or, if such day is not a Business Day, on the immediately preceding Business Day).

 “Avista” means Avista Capital Partners II, L.P., a Delaware limited partnership, and its successors and permitted assigns.

“Avista JV Partner” means ACP II Marcellus LLC, a Delaware limited liability company, and its successors and permitted assigns.

“Carrizo Marcellus” means Carrizo (Marcellus) LLC, a Delaware limited liability company, and its successors and permitted assigns.

“Cash Collateral Account” has the meaning assigned to such term in Section 2.05(j).

“Cash Management Obligations” means, with respect to any Credit Party, any obligations of such Credit Party owed to Guaranty Bank or any of its Affiliates  in respect of treasury management arrangements, depositary or other cash management services.

“Commitment Increase Amount” has the meaning assigned to such term in Section 2.02A.

“Daily LIBO Rate” means, for any day, the rate appearing on Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, on such day, as the rate for dollar deposits with a maturity equal to one (1) month.  In the event that such rate is not available at such time for any reason, then the "Daily LIBO Rate" for such day shall be the rate determined by the Administrative Agent to be the average of the rates at which dollar deposits of $5,000,000 with a maturity equal to one (1) month are offered to major banks in the London interbank market in London, England by leading banks in the London interbank market selected by

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the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, on such day.

“Fee Letter” means that certain Fee Letter, dated as of October 29, 2008, between Borrower and Guaranty Bank.

“Guaranty Bank” means Guaranty Bank, a federal saving bank.

“Lender Certificate” has the meaning assigned to such term in Section 2.02A.

“Marcellus Holdings” means Carrizo Marcellus Holding Inc., a Delaware corporation, and its successors and permitted assigns.

“Marcellus Joint Venture” means that certain joint venture between Carrizo Marcellus and Avista JV Partner pursuant to which Carrizo Marcellus intends to dedicate the Marcellus Properties to such joint venture; provided that such joint venture is governed by the Marcellus JV Operating Agreement, the Marcellus JV Participation Agreement and such other documents, agreements and instruments delivered in connection therewith.

“Marcellus JV Documents” means the Marcellus JV Operating Agreement, the Marcellus JV Participation Agreement and any other documents, agreements and instruments governing the Marcellus Joint Venture, in each case, as the same may be amended, modified or supplemented from to time to time to the extent permitted hereunder.

“Marcellus JV Operating Agreement” means a certain Operating Agreement between Carrizo Marcellus and Avista JV Partner relating to the Marcellus Joint Venture and containing terms and conditions substantially similar to, and no less favorable to the Lenders in any material respect than, those set forth in that certain draft Operating Agreement distributed to the Administrative Agent and Lenders on October 22, 2008, as the same may be amended, modified or supplemented from time to time to the extent permitted hereunder.

“Marcellus JV Participation Agreement” means a certain Participation Agreement among Borrower, Carrizo Marcellus, Avista and Avista JV Partner relating to the Marcellus Joint Venture and containing terms and conditions substantially similar to, and no less favorable to the Lenders in any material respect than, those set forth in that certain draft Participation Agreement distributed to the Administrative Agent and Lenders on October 22, 2008, as the same may be amended, modified or supplemented from time to time to the extent permitted hereunder.

“Marcellus Properties” means those certain Oil and Gas Interests of Carrizo Marcellus that are located in Pennsylvania, New York, Maryland,

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Virginia and/or West Virginia and will be dedicated to the Marcellus Joint Venture.

“Seventh Amendment Effective Date” means October 29, 2008.

1.4    Amended Definitions.  The following definitions in Section 1.01 of the Credit Agreement shall be and they hereby are amended in their respective entireties to read as follows:

“Administrative Agent” means Guaranty Bank, in its capacity as contractual representative of the Lenders hereunder pursuant to ARTICLE X and not in its individual capacity as a Lender, and any successor agent appointed pursuant to ARTICLE X.

“Aggregate Commitment” means, as of the Seventh Amendment Effective Date, $222,500,000 and thereafter as such amount may be reduced or increased from time to time pursuant to Section 2.02 and Section 2.02A and as a result of changes in the Borrowing Base; provided that such amount shall not at any time exceed the lesser of (i) the Maximum Facility Amount and (ii) the Borrowing Base then in effect.  If at any time the Borrowing Base is reduced below the Aggregate Commitment, the Aggregate Commitment shall be reduced automatically to the amount of the Borrowing Base in effect at such time.

“Applicable Rate” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Unused Commitment Fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurodollar Spread” or “Unused Commitment Fee Rate”, as the case may be, based upon the Borrowing Base Usage applicable on such date:

Borrowing Base Usage	Eurodollar Spread	ABR Spread	Unused Commitment Fee Rate

Greater than or equal to 100%	350 b.p.	225 b.p.	37.5 b.p.

Greater than 90% and less than 100%	275 b.p.	150 b.p.	37.5 b.p.

Greater than 75% and less than or equal to 90%	250 b.p.	125 b.p.	50 b.p.

Greater than 50% and less than or equal to 75%	225 b.p.	100 b.p.	50 b.p.

Less than or equal to 50%	200 b.p.	75 b.p.	50 b.p.

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Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next change.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Houston, Texas  are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.02, (b) increased from time to time as a result of changes in the Aggregate Commitment pursuant to Section 2.02A, (c) reduced or increased from time to time as a result of changes to the Borrowing Base, and (d) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.04; provided that no Lender’s Commitment shall exceed such Lender’s Applicable Percentage of the lesser of (x) the Maximum Facility Amount and (y) the Borrowing Base then in effect.  The initial amount of each Lender’s Commitment (which amount is such Lender’s Applicable Percentage of the Aggregate Commitment) is set forth in Schedule 2.01, or in the Assignment and Assumption or Lender Certificate pursuant to which such Lender shall have assumed or agreed to provide its Commitment, as applicable.

“Conforming Date” means January 1, 2010.

“Consolidated EBITDAX” means the Borrower’s consolidated earnings determined in accordance with GAAP (excluding earnings of Unrestricted Subsidiaries) before interest expense, income taxes, depreciation, amortization, depletion, oil and gas asset impairment write downs, lease impairment expense, gains and losses from the sale of capital assets, and other non-cash charges.  For purposes of calculating Consolidated EBITDAX, Consolidated EBITDAX shall not include (a) the non-cash effects of (i) the early extinguishment of long-term debt, (ii) CCBM’s equity investment in Pinnacle and (iii) any stock option re-pricing expenses, (b) the income (or deficit) of any Person that is not a Subsidiary in which the Borrower or any of its Restricted Subsidiaries has an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Restricted Subsidiaries, (c) the income (or deficit) of any Restricted Subsidiary in which any other Person (other than the Borrower or any of its Restricted Subsidiaries) has an Equity Interest, except to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not prohibited by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary, and (d) any portion of the

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consolidated earnings of Marcellus Holdings that is allocated or remitted to Avista or Avista JV Partner in accordance with the Marcellus JV Participation Agreement or the Marcellus JV Operating Agreement.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans or any participation in any Letter of Credit required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has notified the Borrower, the Administrative Agent, the Issuing Bank or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement, (c) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (d) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

“Issuing Bank” means Guaranty Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i).  The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered to major banks in the London interbank market in London, England by leading banks in the London interbank market selected by the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Maturity Date” means October 29, 2012.

“Maximum Facility Amount” means $500,000,000.

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“Obligations” means (a) all obligations of every nature of the Borrower and the other Credit Parties from time to time owed to the Administrative Agent, the Issuing Bank, the Lenders or any of them and the Lender Counterparties under any Loan Document or Swap Agreement (including, with respect to any Swap Agreement, obligations owed under any Swap Agreement to any Person that was a Lender Counterparty at the time such Swap Agreement was entered into), whether for principal, interest, reimbursement of amounts drawn under any Letter of Credit, payments for early termination of Swap Agreements, funding indemnification amounts, fees, expenses, indemnification or otherwise and (b) Cash Management Obligations.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by Guaranty Bank as its prime rate in effect at its principal office in Houston, Texas.  Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Redetermination Date” means (a) with respect to any Scheduled Redetermination, each March 31 and September 30 of each year, commencing March 31, 2009, and (b) with respect to any Special Redetermination (other than the Special Redetermination set forth in the following clause (c)), the first day of the first month which is not less than twenty (20) Business Days following the date of a request for a Special Redetermination and (c) with respect to any Redetermination pursuant to Section 7.04, the date notice of such Redetermination is delivered to the Borrower pursuant to Section 3.06.

“Secured Parties” means the holders from time to time of the Obligations, and “Secured Party” means any of them.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate or the Adjusted Daily LIBO Rate, for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute Eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

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1.5    Increases in the Aggregate Commitment.  The Credit Agreement shall be and it hereby is amended by adding a new Section 2.02A immediately after Section 2.02 to read as follows:

Section 2.02A Increases in the Aggregate Commitment.  So long as no Default has occurred and is continuing or would arise as a result thereof, it is agreed by the parties hereto that one or more financial institutions acceptable to the Borrower and the Administrative Agent may become a Lender under this Agreement or a Lender may increase its Commitment, in each case, with the consent of the Administrative Agent and by executing and delivering to the Borrower and the Administrative Agent a certificate substantially in the form of Exhibit E hereto (a “Lender Certificate”).  No Lender shall have any obligation to increase its Commitment hereunder in connection with any increase in the Aggregate Commitment pursuant to this Section 2.02A.  Upon receipt and agreement by the Borrower and the Administrative Agent of any such Lender Certificate, (a) the Aggregate Commitment automatically, without further action by the Borrower, the Administrative Agent or any Lender, shall be increased by the amount indicated in such Lender Certificate on the effective date set forth in such Lender Certificate (the amount of such increase, the “Commitment Increase Amount”); provided that (a) the Commitment Increase Amount together with the existing Aggregate Commitment does not, in the aggregate, exceed the lesser of (i) the Maximum Facility Amount and (ii) the Borrowing Base then in effect, (b) the Register shall be amended to add the Commitment of such additional Lender or to reflect the increase in the Commitment of an existing Lender, and the Applicable Percentages of the Lenders shall be adjusted accordingly to reflect the additional Lender or the increase in the Commitment of an existing Lender, (c) any such additional Lender shall be deemed to be a party in all respects to this Agreement and any other Loan Document to which the Lenders are a party, (d) upon the effective date set forth in such Lender Certificate, any such Lender party to the Lender Certificate shall purchase a pro rata portion of the outstanding Credit Exposure of each of the existing Lenders such that the Lenders (including any additional Lender, if applicable) shall have the appropriate portion of the Aggregate Credit Exposure (based in each case on such Lender’s Applicable Percentage, as revised pursuant to this Section), and (e) the Borrower shall have paid to the Administrative Agent, for the benefit of any additional Lender and any existing Lender increasing its Commitment, any and all fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

1.6    Letters of Credit.  Clause (b) of Section 2.05 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:

(b)           Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the

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Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $20,000,000 and (ii) the Aggregate Credit Exposure shall not exceed the Aggregate Commitment.  Notwithstanding the foregoing, the Issuing Bank shall not at any time be obligated to issue, amend, renew or extend any Letter of Credit if any Lender is at such time a Defaulting Lender hereunder, unless (x) the Borrower cash collateralizes such Defaulting Lender’s portion of the total LC Exposure (calculated after giving effect to the issuance, amendment, renewal or extension of such Letter of Credit) in accordance with the procedures set forth in Section 2.05(j) or (y) the Issuing Bank has entered into arrangements satisfactory to the Issuing Bank in its sole discretion with the Borrower or such Defaulting Lender to eliminate the Issuing Bank’s risk with respect to such Defaulting Lender.

1.7    Letters of Credit.  Clause (j) of Section 2.05 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:

(j)           Cash Collateralization.

(i)           If at any time the Borrower elects to cash collateralize the LC Exposure of any Defaulting Lender pursuant to Section 2.05(b), the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders (the “Cash Collateral Account”), an amount in cash equal to such Defaulting Lender’s portion of the total LC Exposure at such time as calculated pursuant to clause (x) of Section 2.05(b) (less any amounts already on deposit in such Cash Collateral Account representing cash collateral for any portion of such Defaulting Lender’s portion of the total LC Exposure).

(ii)           If any Letter of Credit is outstanding at the time any Lender is a Defaulting Lender, upon the written request of the Issuing Bank demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall promptly, and in any event within one (1) Business Day after receipt of such written request, cash collateralize such Defaulting Lender’s portion of the total LC Exposure at such time by depositing in

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the Cash Collateral Account an amount in cash equal to such Defaulting Lender’s portion of the total LC Exposure at such time (less any amounts already on deposit in such Cash Collateral Account representing cash collateral for any portion of such Defaulting Lender’s portion of the total LC Exposure).

(iii)           If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 66-2/3% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in the Cash Collateral Account an amount in cash equal to the total LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of ARTICLE IX.

(iv)           Deposits in the Cash Collateral Account made pursuant to the foregoing paragraphs (i), (ii) and (iii) shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Cash Collateral Account.  Other than any interest earned on the investment of such deposits and interest at the rate per annum in effect for accounts of the same type maintained with the Administrative Agent at such time, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure  representing 66-2/3% or more of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement.

(v)           If the Borrower is required to provide an amount of cash collateral pursuant to paragraphs (i), (ii) or (iii) above, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after (x) in the case of cash collateral provided pursuant to paragraphs (i) or (ii) above, the applicable Defaulting Lender is no longer a Defaulting Lender and (y) in the case of cash collateral

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provided pursuant to paragraph (iii) above, all Events of Default have been cured or waived.

1.8    Fees.  Clauses (b) and (c) of Section 2.11 of the Credit Agreement shall be and they hereby are amended in their respective entireties to read as follows:

(b)           The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at a rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Seventh Amendment Effective Date to but excluding the later of the date of termination of the Aggregate Commitment and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date (or in the case of the fronting fee, the first such date to occur after the Seventh Amendment Effective Date); provided that all such fees shall be payable on the date on which the Aggregate Commitment terminates and any such fees accruing after the date on which the Aggregate Commitment terminates shall be payable on demand.  Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)           Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent (including, without limitation, the fees set forth in the Fee Letter).

1.9    Interest.  Clause (a) of Section 2.12 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:

(a)           The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate with respect to ABR Loans; provided that the interest rate on any ABR Loan for any day shall never be less

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than the sum of (i) the Adjusted Daily LIBO Rate on such day plus (ii) the Applicable Rate with respect to Eurodollar Loans on such day.

1.10    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.  Clauses (a), (b) and (e) of Section 2.17 of the Credit Agreement shall be and they hereby are amended in their respective entireties to read as follows:

(a)           The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, Section 2.15 or Section 2.16, or otherwise) prior to 12:00 noon, on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices at 333 Clay Street, Suite 4400, Houston, Texas 77002, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Section 2.14, Section 2.15, Section 2.16 and Section 11.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof in like funds as received.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in Dollars.

(b)           If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties; provided that in the event such funds are received by and available to the Administrative Agent as a result of the exercise of any rights and remedies with respect to any collateral under the Security Instruments, the parties entitled to a ratable share of such funds pursuant to the foregoing clause (ii) and the determination of each parties’ ratable share shall include, on a pari passu basis, (x) the Lender Counterparties and the actual aggregate amounts then due and owing to each Lender Counterparty by the Borrower or any Guarantor as a result of the early termination of any transactions under any Swap Agreements included in the Obligations (after giving effect to any netting agreements) and (y) Cash Management Obligations then due and owing to Guaranty Bank or any of its Affiliates by the Borrower or any Guarantor.

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(e)           If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(d), Section 2.05(e), Section 2.06(b), Section 2.17(d) or Section 11.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.  Notwithstanding anything to the contrary contained in this Agreement, but subject in all respects to the foregoing sentence, at any time and from time to time any Lender is a Defaulting Lender, any amounts received by the Administrative Agent for the repayment of principal on the Loans or reimbursement of any LC Disbursement shall be applied ratably to prepay the Loans of, and reimbursement obligations owed to, all non-Defaulting Lenders until such time as each non-Defaulting Lender’s pro rata portion of the Aggregate Credit Exposure is equal to its Applicable Percentage.

1.11    Reserve Report; Proposed Borrowing Base; Conforming Borrowing Base.  Section 3.01 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:

Section 3.01.  Reserve Report; Proposed Borrowing Base; Conforming Borrowing Base.  During the period from the Seventh Amendment Effective Date until the first Redetermination after the Seventh Amendment Effective Date, the Borrowing Base shall be $250,000,000 and the Conforming Borrowing Base shall be $215,000,000.  As soon as available and in any event by February 28 and August 31 of each year, beginning February 28, 2009, the Borrower shall deliver to the Administrative Agent and each Lender a Reserve Report, prepared as of the immediately preceding December 31 and June 30, respectively, in form and substance reasonably satisfactory to the Administrative Agent and prepared by an Approved Petroleum Engineer (or, in the case of any Reserve Report other than the Reserve Report due on February 28 of each year, by petroleum engineers employed by the Borrower or its Subsidiaries) together with such other information, reports and data concerning the value of the Borrowing Base Properties as the Administrative Agent shall deem reasonably necessary to determine the value of such Borrowing Base Properties.  Simultaneously with the delivery to the Administrative Agent and the Lenders of each Reserve Report, the Borrower shall submit to the Administrative Agent and each Lender the Borrower’s requested amount of the Borrowing Base as of the next Redetermination Date.  Promptly after the receipt by the Administrative Agent of such Reserve Report and Borrower’s requested amount for the Borrowing Base, the Administrative Agent shall submit to the Lenders a recommended amount of the Borrowing Base and, with respect to any Redetermination prior to the Conforming Date, the Conforming Borrowing Base as of the next Redetermination Date; provided that no Redetermination of the Conforming Borrowing Base shall be required after the Conforming Date.

Seventh Amendment to Credit Agreement

1.12    Capitalization.  Section 4.13 of the Credit Agreement shall be and it hereby is amended by deleting the phrase “Effective Date” located therein and substituting in lieu thereof the phrase “Seventh Amendment Effective Date”.

1.13    Deposit Accounts.  Section 4.18 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:

Section 4.18.  Deposit Accounts.  From and after sixty (60) days after the Seventh Amendment Effective Date (or such longer time as acceptable to Administrative Agent in its sole discretion), except for deposit and investment accounts maintained at financial institutions other than the Administrative Agent the aggregate balance of which does not exceed $200,000 at any time for all such other deposit and investment accounts taken as a whole, no Credit Party maintains any deposit or investment account (and no Affiliate of any Credit Party maintains any deposit or investment account) into which either (a) proceeds of Hydrocarbon production from the Oil and Gas Interests included in the Borrowing Base Properties are deposited or (b) distributions and dividends on Equity Interests owned by any Credit Party are paid and deposited, in each case, other than (x) deposit or investment accounts maintained with the Administrative Agent or (y) deposit or investment accounts maintained with other financial institutions acceptable to the Administrative Agent with respect to which a control agreement in favor of the Administrative Agent for the benefit of the Secured Parties, in form and substance reasonably satisfactory to the Administrative Agent, has been executed and delivered.

1.14    Financial Statements; Other Information.  Clause (e) of Section 6.01 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:

(e)           as soon as available, and in any event no later than February 28 and August 31 of each year, the Reserve Reports required on such dates pursuant to Section 3.01;

1.15    Notice of Material Events.  The lead-in sentence to Section 6.02 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:

Section 6.02  Notices of Material Events.  The Borrower shall promptly notify the Administrative Agent in writing of each of the following (and the Administrative Agent shall promptly notify each Lender of the occurrence thereof):

1.16    Restricted Subsidiaries.  Section 6.13 of the Credit Agreement shall be and it hereby is amended by deleting the phrase “Effective Date” located in clause (a) therein and substituting in lieu thereof the phrase “Seventh Amendment Effective Date”.

1.17    Production Proceeds and Bank Accounts.  Section 6.15 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:

Seventh Amendment to Credit Agreement

Section 6.15.  Production Proceeds and Bank Accounts.  Within sixty (60) days after the Seventh Amendment Effective Date (or such longer time as acceptable to Administrative Agent in its sole discretion), subject to the terms and conditions of the Mortgages, each Credit Party shall cause all production proceeds and revenues attributable to the Oil and Gas Interests of such Credit Party and all distributions and dividends on any Equity Interests owned by any Credit Party to be paid and deposited into deposit accounts of such Credit Party maintained with the Administrative Agent or with other financial institutions acceptable to the Administrative Agent and cause all such deposit accounts at such other financial institutions (other than deposit and investment accounts the aggregate balance of which does not exceed $200,000 at any time for all such other deposit and investment accounts taken as a whole) to be subject to a control agreement in favor of the Administrative Agent for the benefit of the Secured Parties, in form and substance reasonably satisfactory to the Administrative Agent (each, an “Eligible Account”).

1.18    Liens.  Section 7.02 of the Credit Agreement shall be and it hereby is amended by (a) deleting the “and” at the end of clause (g) thereof, (b) deleting the period at the end of clause (h) thereof and substituting in lieu thereof the phrase “; and” and (c) adding a new clause (i) to the end thereof to read as follows:

(i)           Liens consisting of beneficial ownership interests of Avista JV Partner in the Marcellus Properties; provided that such Marcellus Properties do not constitute Borrowing Base Properties.

1.19    Dispositions.  Clause (b) of Section 7.04 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:

(b)           Dispositions of (i) Borrowing Base Properties or (ii) one hundred percent (100%) of the Equity Interests of any Restricted Subsidiary that owns Borrowing Base Properties, in each case, made between Scheduled Redeterminations of the Borrowing Base; provided that the Engineered Value of all Borrowing Base Properties subject to Dispositions referenced in clause (i) above and the Engineered Value of all Borrowing Base Properties owned by each Restricted Subsidiary subject to Dispositions referenced in clause (ii) above, does not exceed, in the aggregate for all such Dispositions made between Scheduled Redeterminations, five percent (5%) of the Borrowing Base most recently determined;

1.20    Dispositions.  Clause (c) of Section 7.04 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:

(c)           subject to the prior written consent of the Required Lenders, any other Disposition of (x) Borrowing Base Properties or (y) one hundred percent (100%) of the Equity Interests of any Restricted Subsidiary that owns Borrowing Base Properties, provided that no such consent is required if (i) the Borrower delivers prior written notice of such Disposition to the Administrative Agent at

Seventh Amendment to Credit Agreement

least thirty (30) days prior to the date of such Disposition, or such shorter period of time agreed to by the Administrative Agent, specifying the Borrowing Base Properties subject to such Disposition (and, in the case of a Disposition of one hundred percent (100%) of the Equity Interests of any Restricted Subsidiary, specifying the Equity Interests subject to such Disposition and the Borrowing Base Properties owned by such Restricted Subsidiary), the proposed closing date for such Disposition and the consideration to be received by the Borrower and any Guarantors, as the case may be, as a result of such Disposition, and (ii) the Credit Parties prepay the Borrowings pursuant to Section 2.10(b) in an amount sufficient to eliminate any Borrowing Base Deficiency as determined by the Required Lenders after the receipt of such notice by the Administrative Agent and in such Lenders’ complete and sole discretion using such methodologies, assumptions and discount rates as such Lenders customarily use in assigning collateral value to Oil and Gas Interests as of such date of determination;

1.21    Dispositions.  Clause (g) of Section 7.04 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:

(g)           except for Equity Interests of any Restricted Subsidiary that owns Borrowing Base Properties, Dispositions of any assets not constituting Borrowing Base Properties or the proceeds thereof;

1.22    Investments, Loans, Advances, Guarantees and Acquisitions.  Clause (p) of Section 7.05 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:

(p)           investments in an aggregate amount not to exceed $15,000,000 at any time outstanding made at any time prior to July 1, 2009 from the cash proceeds of the equity issuance made by Borrower on or about February 15, 2008; provided that, with respect to each investment made pursuant to this clause (p), (i) at the time such investment is made, no Default or Event of Default shall have occurred and be continuing or be caused by such investment and (ii) before and immediately after giving effect to such investment, Borrowing Base Usage (calculated by using the Borrowing Base rather than the Conforming Borrowing Base, at any time prior to the Conforming Date) is not greater than 75%;

1.23    Investments, Loans, Advances, Guarantees and Acquisitions.  Clause (q) of Section 7.05 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:

(q)           any other investments in any Person in an aggregate amount not to exceed $60,000,000 at any time outstanding for all such investments; provided that, with respect to each investment made pursuant to this clause (q), (i) immediately after giving effect to such investment, the total outstanding amount of investments made pursuant to this clause (q) with the proceeds of Loans shall not exceed $50,000,000, (ii) at the time such investment is made, no Default or Event of Default shall have occurred and be continuing or be caused by such investment

Seventh Amendment to Credit Agreement

and (iii) before and immediately after giving effect to such investment, Borrowing Base Usage (calculated by using the Borrowing Base rather than the Conforming Borrowing Base, at any time prior to the Conforming Date) is not greater than 75%; and

1.24    Investments, Loans, Advances, Guarantees and Acquisitions.  Section 7.05 of the Credit Agreement shall be and it hereby is amended by adding a new clause (r) immediately following clause (q) to read as follows:

(r)           investments by the Borrower or any of its Restricted Subsidiaries consisting of profit interests in Avista JV Partner acquired in connection with the Marcellus Joint Venture and investments received by the Borrower or any of its Restricted Subsidiaries in exchange for such profit interests in connection with a merger, conversion, consolidation or other combination of Avista JV Partner with another Person.

1.25    Restricted Payments.  Section 7.07 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:

Section 7.07.  Restricted Payments.  The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that (a) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (b) any Restricted Subsidiary may make Restricted Payments to the Borrower or any Guarantor, (c) the Borrower may make cash payments in lieu of issuing fractional shares in an aggregate amount not exceeding $200,000 during the term of this Agreement, (d) the Borrower may declare and pay distributions effecting “poison pill” rights plans provided that any securities or rights so distributed have a nominal fair market value at the time of declaration, (e) the Borrower may make any mandatory or optional cash payments or deliveries of the Borrower’s capital stock, or any combination thereof, in settlement of its obligations under any Convertible Notes Documents upon the conversion or required repurchase of any Convertible Notes thereunder, and (f) the Borrower may make repurchases, redemptions or other acquisitions or retirements for value of its Equity Interests (i) deemed to occur upon the exercise of stock options or other rights to acquire Equity Interests of Borrower if such Equity Interests represent a portion of the exercise or exchange price thereof or (ii) to the extent of any withholding tax liability incurred as a result of any exercise, vesting, grant or exchange of Equity Interests of Borrower issued under any incentive plan adopted by the holders of its Equity Interests, in accordance with such incentive plan; provided that (A) at the time of such repurchase, redemption or other acquisition or retirement for value, no Default or Event of Default has occurred and is continuing or would be caused by such Restricted Payment and (B) such withholding tax is remitted to the appropriate governmental authority within thirty (30) days after such repurchase, redemption or other acquisition or retirement for value.

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1.26    Transactions with Affiliates.  Section 7.08 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:

Section 7.08.  The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and its Restricted Subsidiaries not involving any other Affiliate, (c) transactions described on Schedule 7.08, (d) any Restricted Payment permitted by Section 7.07, (e) investments permitted under Section 7.05, (f) with respect to any Person serving as an officer, director, employee or consultant of the Borrower or any Restricted Subsidiary, (i) the payment of reasonable compensation, benefits or indemnification liabilities in connection with his or her services in such capacity provided that the payment of any such compensation, benefits or indemnification liabilities are approved by a majority of the disinterested members of the Board of Directors of the Borrower or by the Compensation Committee of the Borrower, (iii) the making of advances for travel or other business expenses in the ordinary course of business or (iii) such Person’s participation in any benefit or compensation plan, (g) the repayment of Indebtedness permitted under Section 7.01(c), and (h) transactions with Avista or any of its Subsidiaries entered into in connection with the Marcellus Joint Venture.

1.27    Restrictive Agreements.  Section 7.09 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:

Section 7.09.  Restrictive Agreements.  The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets (other than property or assets consisting of (1) Equity Interests in any Unrestricted Subsidiary, (2) Equity Interests of joint ventures permitted under Section 7.05(o), 7.05(p) or 7.05(q), (3) investments permitted under Section 7.05(j) if such restriction or conditions apply only to the property or assets that are the subject of such investment and (4) unless the value of such Equity Interests are included in the determination of the Borrowing Base, Equity Interests in Pinnacle permitted under Section 7.05(l), and (5) profit interests in Avista JV Partner permitted under Section 7.05(r)), or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any Restricted Subsidiary or to Guarantee Indebtedness of the Borrower or any Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply

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to restrictions and conditions set forth in the Second Lien Facility Documents, (iii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 7.09 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement (other than the Second Lien Facility) if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof (other than oil, gas and mineral leases constituting Mortgaged Properties), (vi) existing restrictions with respect to a Person acquired by the Borrower or any of its Restricted Subsidiaries (except to the extent such restrictions were put in place in connection with or in contemplation of such acquisition), which restrictions are not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; and (vii) any restriction with respect to Equity Interests of a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of such Equity Interests or any restriction with respect to the assets of a Credit Party imposed pursuant to an agreement entered into for the sale or disposition of such assets or all or substantially all the Equity Interests of such Restricted Subsidiary pending the closing of such sale or disposition.

1.28    Leverage Ratio.  Section 7.12 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:

Section 7.12.  Financial Covenants.

(a)           Consolidated Current Ratio.  The Borrower will not permit the Consolidated Current Ratio to be less than 1.00 to 1.00 at any time.  For purposes of determining the Borrower’s compliance with this Section 7.12(a), the Borrower’s options to acquire mineral interests and leases under agency agreements (x) with independent third parties that are not Affiliates or Subsidiaries of any Credit Party or (y) in connection with the Marcellus Joint Venture will be excluded from the calculation of Consolidated Current Liabilities.

(b)           Leverage Ratio.  The Borrower will not permit the ratio, determined as of the end of any fiscal quarter ending on or after September 30, 2008, of (A) Total Net Debt as of the end of such fiscal quarter to (B) Consolidated EBITDAX for the trailing four fiscal quarter period ending on such date, to be greater than 4.00 to 1.00.  For purposes of determining the Borrower’s compliance with this Section 7.12(b), Consolidated EBITDAX shall not include the net revenue attributable to any assets that are subject to a Lien granted to secure Non-Recourse Debt.

1.29    Marcellus JV Documents.  Article VII of the Credit Agreement shall be and it hereby is amended by adding a new Section 7.16 to the end thereof to read as follows:

Seventh Amendment to Credit Agreement

Section 7.16.  Marcellus JV Documents.  Without the Administrative Agent’s prior written consent, the Borrower will not, nor will it permit any Restricted Subsidiary to, enter into or permit any supplement, modification or amendment of, or waive any right or obligation of any Person under, any Marcellus JV Document if the effect thereof would be materially adverse to the Administrative Agent and/or the Lenders.

1.30    Notices.  Subclause (ii) of Section 11.01(a) of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:

(ii)           if to the Administrative Agent or Issuing Bank, to Guaranty Bank, 333 Clay Street, Suite 4400, Houston, Texas 77002, Telecopy No.: (713) 890-8868, Attention:  Kelly L. Elmore III;

1.31    Waivers; Amendments.  Section 11.02 of the Credit Agreement shall be and it hereby is amended by adding a new clause (c) to the end thereof to read as follows:

(c)           Notwithstanding anything to the contrary contained in this Section 11.02, the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to correct any clerical errors or cure any ambiguity, omission, mistake, defect or inconsistency.

1.32    Governing Law; Jurisdiction; Consent to Service of Process.  Clause (b) of Section 11.09 shall be and it hereby is amended in its entirety to read as follows:

(b)           EACH CREDIT PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR TEXAS STATE COURT SITTING IN HOUSTON, TEXAS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH TEXAS STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY CREDIT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

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1.33    Marshaling; Payments Set Aside.  Article XI of the Credit Agreement shall be and it hereby is amended by adding a new Section 11.15 to the end thereof to read as follows:

Section 11.15  Marshaling; Payments Set Aside.  Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations.  To the extent that any Credit Party makes a payment or payments to Administrative Agent or any Lender, or Administrative Agent or any Lender enforces any security interests or exercises their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be reinstated and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

1.34    Amendment to Schedules.  Schedule 2.01, Schedule 4.13 and Schedule 7.02 to the Credit Agreement shall be and they hereby are amended in their respective entireties and replaced with Schedule 2.01, Schedule 4.13 and Schedule 7.02 attached hereto.

1.35   Deletion of Schedule.  Schedule 4.18 of the Credit Agreement shall be and it hereby is deleted and the reference to “Schedule 4.18 – Deposit and Investment Accounts” located on the page immediately following the Table of Contents shall be and it hereby is deleted.

1.36    Amendment to Exhibits.  Each of the Exhibits to the Credit Agreement shall be and they hereby are amended by (a) deleting all references to “JPMorgan Chase Bank, N.A.” or “JPMorgan Chase Bank, National Association” solely in its capacity as Administrative Agent under the Credit Agreement and substituting in lieu thereof the name “Guaranty Bank”.

1.37    Amendment to Exhibits. Exhibit E to the Credit Agreement shall be and it hereby is deleted in its entirety and replaced with Exhibit E attached hereto and the reference to “Exhibit E – Form of Intercreditor Agreement Amendment” located on the page immediately following the Table of Contents shall be and it hereby is deleted in its entirety and replaced with the phrase “Exhibit E – Form of Lender Certificate”.

1.38    Redetermined Borrowing Base and Conforming Borrowing Base.  This Amendment shall constitute notice of the Redetermination of the Borrowing Base and the Conforming Borrowing Base pursuant to Section 3.06 of the Credit Agreement, and the Successor Agent, the Lenders and the Borrower hereby acknowledge that effective as of Seventh Amendment Effective Date, the Borrowing Base is $250,000,000, the Conforming Borrowing Base is $215,000,000 and the Monthly Reduction is $0.00.

Seventh Amendment to Credit Agreement

SECTION 2. New Lenders and Reallocation of Commitments and Loans.  The Lenders have agreed among themselves to reallocate their respective Applicable Percentages of the Aggregate Commitment and to, among other things, allow certain financial institutions identified by Guaranty Bank, in its capacity as Lead Arranger, in consultation with Borrower, to become a party to the Credit Agreement as a Lender (each, a “New Lender”) by acquiring an interest in the Aggregate Commitment.  The Successor Agent and Borrower hereby consent to such reallocation and to each New Lender’s acquisition of an interest in the Aggregate Commitment.  On the Seventh Amendment Effective Date and after giving effect to such reallocation of the Aggregate Commitment, the Applicable Percentage of each Lender shall be as set forth on Schedule 2.01 of this Amendment.  With respect to such reallocation, each New Lender shall be deemed to have acquired its Commitment from each of the other Lenders pursuant to the terms of the Assignment and Assumption attached as Exhibit A to the Credit Agreement as if such New Lender and the other Lenders had executed an Assignment and Assumption with respect to such allocation.  Borrower and the Successor Agent hereby consent to such assignment to the New Lenders.  To the extent requested by any Lender or by JPMorgan Chase Bank, N.A. or Bank of Scotland plc (each a “Departing Lender” and collectively, the “Departing Lenders”) in accordance with Section 2.15 of the Credit Agreement, the Borrower shall pay to such Lender or Departing Lender, within the time period prescribed by Section 2.15 of the Credit Agreement, any amounts required to be paid by the Borrower under Section 2.15 of the Credit Agreement in the event the payment of any principal of any Eurodollar Loan, the conversion of any Eurodollar Loan, or the assignment of any Eurodollar Loan by any Departing Lender other than on the last day of an Interest Period applicable thereto is required in connection with the reallocation contemplated by this Section 2 or the assignments contemplated in Section 7.9 of this Amendment.

SECTION 3.  Resignation and Appointment of Administrative Agent and Issuing Bank.

3.1    Resignation of Resigning Agent and Resigning Issuing Bank.

(a)           Pursuant to ARTICLE X of the Credit Agreement, the Resigning Agent hereby resigns as Administrative Agent under the Credit Agreement upon the effectiveness of this Amendment.  Upon the effectiveness of such resignation, the Resigning Agent shall be discharged from its duties and obligations as Administrative Agent under the Credit Agreement and the other Loan Documents.  Notwithstanding such resignation and the assignment contained in Section 4.1 of this Amendment, the provisions of ARTICLE X and Section 11.03 of the Credit Agreement shall continue in effect for the benefit of the Resigning Agent in respect of any action taken or omitted to be taken by it while it was acting as the Administrative Agent under the Credit Agreement and the other Loan Documents.

(b)           Pursuant to Section 2.05(i) of the Credit Agreement, the Resigning Issuing Bank hereby resigns as Issuing Bank under the Credit Agreement upon the effectiveness of this Amendment.  Upon the effectiveness of such resignation, the Resigning Issuing Bank shall be discharged from its duties and obligations as Issuing Bank under the Credit Agreement and the other Loan Documents.  Notwithstanding such resignation, the provisions of Section 11.03 of the Credit Agreement shall continue in effect for the benefit of the Resigning Issuing Bank in respect of any action taken or omitted to be taken by it while it was acting as the Issuing Bank under the Credit Agreement and the other Loan Documents.

Seventh Amendment to Credit Agreement

3.2    Appointment of Successor Agent and Successor Issuing Bank.

(a)           Pursuant to ARTICLE X of the Credit Agreement, the Lenders hereby appoint the Successor Agent as Administrative Agent under the Credit Agreement and the other Loan Documents.  By its execution hereof, the Successor Agent hereby accepts such appointment and by its acceptance of such appointment, the Successor Agent hereby succeeds to and becomes vested with all the rights, powers, privileges and duties of the Resigning Agent in its capacity as Administrative Agent under the Credit Agreement.  Notwithstanding the appointment of the Successor Agent as Administrative Agent, Guaranty Bank, as a Lender, shall have the same rights and powers under the Credit Agreement and any other Loan Document with respect to its Commitment and its Loans as any other Lender and may exercise the same as though it were not the Administrative Agent.  In addition, the term “Lender” or “Lenders” in the Credit Agreement or any other Loan Document shall, at any time when Guaranty Bank is a Lender, unless the context otherwise indicates, include the Successor Agent in its individual capacity.

(b)           Pursuant to Section 2.05(i) of the Credit Agreement, the Borrower and the Successor Agent hereby appoint the Successor Issuing Bank as Issuing Bank under the Credit Agreement and the other Loan Documents.  By its execution hereof, the Successor Issuing Bank hereby accepts such appointment and by its acceptance of such appointment, the Successor Issuing Bank hereby succeeds to and becomes vested with all the rights, powers, privileges and duties of the Issuing Bank under the Credit Agreement with respect to any Letters of Credit issued on or after the Seventh Amendment Effective Date.

SECTION 4.  Assignment

4.1    Resigning Agent Assignment.  Upon the effectiveness of this Amendment, the Resigning Agent, solely in its capacity as Administrative Agent under the Credit Agreement, hereby transfers, assigns, conveys and delivers, as of the Seventh Amendment Effective Date, to the Successor Agent, for the benefit of itself and the Secured Parties, all of the Resigning Agent’s, right, title and interest in, to and under (i) the Credit Agreement and the other Loan Documents, (ii) any and all collateral granted to the Resigning Agent, for the benefit of the Secured Parties, under any Loan Document and (iii) all proceeds of any and all of the foregoing (collectively, the “Assigned Items”); provided that the Resigning Agent expressly reserves all of its rights and benefits provided to it under ARTICLE X and Section 11.03 of the Credit Agreement.  The Assigned Items are being assigned and transferred by the Resigning Agent to the Successor Agent without recourse and except as expressly provided in Section 4.2 of this Amendment, without representation or warranty, express or implied, by the Resigning Agent.

4.2    Representations and Warranties.

(a)           The Resigning Agent represents and warrants to the Successor Agent that (i) the Resigning Agent is, in all material respects, the owner and holder of the Assigned Items, (ii) the Assigned Items are, in all material respects, free and clear of any lien, encumbrance or other adverse claim and (iii) the Resigning Agent has full right, power and authority to transfer to the Successor Agent all of the Assigned Items and to execute and deliver this Amendment.

Seventh Amendment to Credit Agreement

(b)           The Successor Agent represents and warrants to the Resigning Agent that (i) the Successor Agent has full right, power and authority to assume the Assigned Items and to execute and deliver this Amendment and (ii) the Successor Agent has made an independent decision to enter into this Amendment and to assume the Assigned Items, without reliance on any representation or warranty by the Resigning Agent, other than those representations and warranties expressly set forth herein.

(c)           Each Credit Party represents and warrants to the Resigning Agent and the Successor Agent that as of the Seventh Amendment Effective Date, both before and immediately after giving effect to this Amendment, such Credit Party has no right of setoff, defense or counterclaim against the enforcement of the Assigned Items.

4.3    UCC Financing Statements.  The Resigning Agent and each Credit Party hereby authorizes the Successor Agent to file UCC financing statement amendments and other assignment documents assigning all of the Resigning Agent’s right, title and interest in, to and under the Assigned Items to the Successor Agent.

4.4    Collateral.  The Resigning Agent shall, at the Credit Parties’ expense, promptly, but in any event within ten (10) Business Days after the Seventh Amendment Effective Date, deliver to the Successor Agent all of the collateral in the possession or control of the Resigning Agent, solely in its capacity as administrative agent for the Lenders under the Credit Agreement, including, without limitation, any stock certificates (together with stock powers with respect thereto) held by the Resigning Agent in connection with the Credit Agreement and any other Loan Documents.

4.5    Modification of Mortgages.  Within thirty (30) days after the Seventh Amendment Effective Date (or such longer time as is acceptable to the Successor Agent in its sole discretion), the Resigning Agent and each Credit Party agrees to deliver to the Successor Agent assignments and/or amendments to each of the Mortgages as shall be reasonably requested by the Successor Agent to evidence the assignment of the Resigning Agent’s right, title and interest in, to and under the Mortgages to the Successor Agent, duly executed by the Resigning Agent, the Successor Agent and the appropriate Credit Parties and in form and substance reasonably satisfactory to the Successor Agent.

4.6    Insurance Certificates.  Within thirty (30) days after the Seventh Amendment Effective Date (or such longer time as is acceptable to the Successor Agent in its sole discretion), Borrower shall deliver to the Successor Agent (a) copies of standard insurance certificates issued to Successor Agent evidencing the insurance coverage required to be maintained by the Credit Parties pursuant to Section 6.05 of the Credit Agreement and (b) standard endorsements in favor of the Successor Agent naming the Successor Agent as additional insured with respect to all liability insurance policies and loss payee with respect to all casualty and property insurance policies, in the case of each of clauses (a) and (b), in form and substance reasonably satisfactory to the Successor Agent.

4.7    Further Assurance.  The Resigning Agent agrees from time to time, at the Credit Parties’ expense, to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements, instruments and filings that the Successor Agent may at

Seventh Amendment to Credit Agreement

any time reasonably deem necessary or desirable to carry out the intent and purposes set forth in Section 3 and Section 4 of this Amendment.

SECTION 5.  Consents.

5.1    Appointment of Guaranty Bank as Successor Agent.  Each Credit Party hereby consents to the appointment by the Lenders of the Successor Agent as Administrative Agent under the Credit Agreement and the other Loan Documents pursuant to Section 3 of this Amendment.

5.2    Appointment of Guaranty Bank as Successor Issuing Bank.  Each Lender hereby consents to the appointment by the Borrower and the Successor Agent of the Successor Issuing Bank as Issuing Bank under the Credit Agreement and the other Loan Documents pursuant to Section 3 of this Amendment.

5.3    Assignment.  Each Lender and each Credit Party hereby consents to the assignment of the Assigned Items by the Resigning Agent to the Successor Agent pursuant to Section 4 of this Amendment.

5.4    Termination of JPMorgan Swap Agreements.  Each Lender hereby consents to the termination, cancellation or novation of each of the JPMorgan Swap Agreements (as defined below).

SECTION 6.  Limited Waiver.  The Successor Agent and the Lenders, on a one-time basis only and upon the satisfaction of the conditions precedent listed in Section 7 hereof, hereby waive the Specified Event of Default.  Notwithstanding the foregoing, the execution of this Amendment shall not be deemed to be (x) except with respect to the Specified Event of Default, a waiver of, or consent by the Successor Agent, the Resigning Agent or any Lender to, any Default or Event of Default which may exist or hereafter occur under the Credit Agreement or any other Loan Document, (y) a waiver of any Credit Party’s obligations under the Credit Agreement or any other Loan Document, or (z) a waiver of any rights, remedies, offsets, claims, or other causes of action that the Successor Agent, the Resigning Agent, the Resigning Issuing Bank or any Lender may have against any Credit Party under the Credit Agreement and the other Loan Documents, all of which rights the Successor Agent, the Resigning Agent, the Resigning Issuing Bank and the Lenders specifically reserve.

SECTION 7.  Conditions.  The amendments to the Credit Agreement contained in Section 1 of this Amendment, the assignment and reallocations contained in Section 2 of this Amendment, the appointment of a successor administrative agent and successor issuing bank contained in Section 3 of this Amendment, the assignment contained in Section 4 of this Amendment, the consents contained in Section 5 of this Amendment and the limited waiver contained in Section 6 of this Amendment shall become effective upon the satisfaction of each of the conditions set forth in this Section 7.

7.1    Execution and Delivery.  Each Credit Party, the Lenders, the Resigning Agent, the Resigning Issuing Bank, the Successor Agent and the Successor Issuing Bank shall have executed and delivered this Amendment.

Seventh Amendment to Credit Agreement

7.2    No Default.  After giving effect to the limited waiver contained in Section 6 of this Amendment, no Default shall have occurred and be continuing or shall result from the effectiveness of this Amendment.

7.3    Fees.  Borrower and Successor Agent shall have executed and delivered a fee letter in connection with this Amendment and Borrower shall have paid to the Successor Agent, for the benefit of the Lenders (including the New Lenders), all fees payable under such fee letter at the time this Amendment becomes effective.

7.4    Notes.  Borrower shall have executed and delivered a replacement promissory note to Guaranty Bank and a promissory note to each New Lender that has requested a promissory note in accordance with Section 2.08(e) of the Credit Agreement.

7.5    Carrizo Marcellus.  The Borrower shall have complied, and shall have caused Carrizo Marcellus to comply, with Sections 6.13 and 6.14 of the Credit Agreement with respect to Carrizo Marcellus, including, without limitation, the execution and delivery of a Counterpart Agreement (it being understood that this condition may be satisfied substantially contemporaneously with the effectiveness of this Amendment).

7.6    Marcellus Holdings.  The Borrower shall have complied, and shall have caused Marcellus Holdings to comply, with Sections 6.13 and 6.14 of the Credit Agreement with respect to Marcellus Holdings, including, without limitation, the execution and delivery of a Counterpart Agreement and Pledge Agreement (it being understood that this condition may be satisfied substantially contemporaneously with the effectiveness of this Amendment).

7.7    Authorization and Good Standing.  The Successor Agent shall have received such documents and certificates as the Successor Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Credit Party, the authorization of this Amendment and any other legal matters relating to the Credit Parties or this Amendment, all in form and substance reasonably satisfactory to the Successor Agent and its counsel.

7.8    Legal Opinion.  The Successor Agent shall have received a favorable written opinion (addressed to the Successor Agent and the Lenders and dated the Seventh Amendment Effective Date) of Baker Botts L.L.P., counsel for the Credit Parties, in form and substance reasonably satisfactory to the Successor Agent.  The Credit Parties hereby request such counsel to deliver such opinion.

7.9    Assignment.  The Successor Agent shall have received a duly executed copy of (a) a certain Assignment and Assumption dated as of the Seventh Amendment Effective Date among JPMorgan Chase Bank, N.A., as assignor, and Guaranty Bank, as assignee, pursuant to which JPMorgan Chase Bank, N.A. shall have assigned all of its rights and obligations as a Lender under the Credit Agreement to Guaranty Bank and (b) a certain Assignment and Assumption dated as of the Seventh Amendment Effective Date among Bank of Scotland plc, as assignor, and Guaranty Bank, as assignee, pursuant to which Bank of Scotland plc shall have assigned all of its rights and obligations as a Lender under the Credit Agreement to Guaranty Bank, and in the case of the Assignment and Assumption referenced in clause (a) above only, the

Seventh Amendment to Credit Agreement

Resigning Agent shall have received from Guaranty Bank the $3,500 processing and recordation fee required by Section 11.04(b) of the Credit Agreement.

7.10    Fees to Resigning Issuing Bank.  Borrower shall have paid to the Resigning Issuing Bank all accrued and unpaid fronting fees owed to the Resigning Issuing Bank pursuant to Section 2.11(b) of the Credit Agreement (as in effect immediately prior to the effectiveness of this Amendment).

7.11    JPMorgan Swap Agreements.  With respect to each Swap Agreement entered into with JPMorgan Chase Bank, N.A. or any of its Affiliates and in effect immediately prior to the Seventh Amendment Effective Date (collectively, “JPMorgan Swap Agreements” and, individually, a “JPMorgan Swap Agreement”), Borrower shall, at Borrower’s expense and on terms and conditions satisfactory to JPMorgan Chase Bank, N.A. and such Affiliates, either (a) terminate each existing hedge transaction under such JPMorgan Swap Agreement and pay in full any and all Indebtedness and liabilities owed to JPMorgan Chase Bank, N.A. arising from such termination or (b) novate each existing hedge transaction under such JPMorgan Swap Agreement on terms and conditions reasonably satisfactory to JPMorgan Chase Bank, N.A.

7.12    Other Documents.  The Successor Agent, the Resigning Agent and the Resigning Issuing Bank shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Successor Agent, the Resigning Agent, the Resigning Issuing Bank or their special counsel may reasonably request prior to the date hereof, and all such documents shall be in form and substance reasonably satisfactory to the Successor Agent.

SECTION 8.  Representations and Warranties of Borrower.  To induce the Lenders to enter into this Amendment, each Credit Party hereby represents and warrants to the Lenders as follows:

8.1    Reaffirmation of Representations and Warranties/Further Assurances.  After giving effect to the amendments herein, each representation and warranty of such Credit Party contained in the Credit Agreement or in any of the other Loan Documents is true and correct in all material respects as of the date hereof (except to the extent such representations and warranties specifically refer to an earlier date).

8.2    Corporate Authority; No Conflicts.  The execution, delivery and performance by such Credit Party (to the extent a party hereto or thereto) of this Amendment and all documents, instruments and agreements contemplated herein are within such Credit Party’s corporate or other organizational powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any court or agency of government and do not violate or constitute a default under any provision of any applicable law or other agreements binding upon such Credit Party or result in the creation or imposition of any Lien upon any of the assets of such Credit Party except for Permitted Liens and otherwise as permitted in the Credit Agreement.

8.3    Enforceability.  This Amendment constitutes the valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as (i) the enforceability

Seventh Amendment to Credit Agreement

thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

8.4    Letters of Credit.  As of the Seventh Amendment Effective Date, both before and after giving effect to the consummation of the transactions contemplated herein, there are no outstanding Letters of Credit and the aggregate LC Exposure of all Lenders is $0.00.

SECTION 9.  Miscellaneous.

9.1    Reference to and Effect on the Loan Documents.  Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement (including the schedules and exhibits thereto) and the other Loan Documents to “JPMorgan Chase Bank, N.A.” or “JPMorgan Chase Bank, National Association” solely in its capacity as Administrative Agent, Collateral Agent and/or Issuing Bank shall be deemed to refer to “Guaranty Bank”.

9.2    Reaffirmation of Loan Documents and Liens.  Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect.  Each Credit Party hereby agrees that nothing contained in this Amendment shall in any manner affect or impair the liabilities, duties and obligations of such Credit Party under the Credit Agreement and the other Loan Documents or the Liens securing the payment and performance thereof.

9.3    Parties in Interest.  All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

9.4    Legal Expenses.  Borrower hereby agrees to pay all reasonable fees and expenses of special counsel to the Successor Agent, the Resigning Agent, the Resigning Issuing Bank and JPMorgan Chase Bank, N.A., in its capacity as a Lender and as a Lender Counterparty, incurred by such parties in connection with the preparation, negotiation and execution of this Amendment and all related documents (including, without limitation, all reasonable out-of-pocket expenses incurred by the Successor Agent or its counsel in connection with the recording and filing of assignments and/or amendments to Mortgages and UCC-1 financing statements).

9.5    Further Assurances.  Each Credit Party covenants and agrees from time to time, as and when requested by the Successor Agent, the Resigning Agent, the Resigning Issuing Bank or the Lenders, to execute and deliver or cause to be executed or delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as the Successor Agent, the Resigning Agent, the Resigning Issuing Bank or the Lenders, as the case may be, may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment.

9.6    Counterparts.  This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  Delivery of photocopies of the signature pages to this Amendment by facsimile or

Seventh Amendment to Credit Agreement

electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.

9.7    Headings.  The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

9.8    Governing Law.  This Amendment shall be construed in accordance with and governed by the law of the State of Texas.

9.9    Complete Agreement.  THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of page intentionally blank]

Seventh Amendment to Credit Agreement

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective authorized officers to be effective as of the date first above written.

BORROWER:

CARRIZO OIL & GAS, INC.

By:       /s/Paul F. Boling
Name:  Paul F. Boling
Title:  Vice President and Chief Financial Officer

Seventh Amendment to Credit Agreement
Signature Page

GUARANTORS:

CCBM, INC.

By:       /s/Paul F. Boling
Name:  Paul F. Boling
Title:  Vice President

CLLR, INC.

By:       /s/Paul F. Boling
Name:  Paul F. Boling
Title:  Vice President

HONDO PIPELINE, INC.

By:       /s/Paul F. Boling
Name:  Paul F. Boling
Title:  Vice President

CARRIZO (MARCELLUS) LLC

By:       /s/Paul F. Boling
Name:  Paul F. Boling
Title:  Vice President

CARRIZO MARCELLUS HOLDING INC.

By:       /s/Paul F. Boling
Name:  Paul F. Boling
Title:  Vice President

Seventh Amendment to Credit Agreement
Signature Page

SUCCESSOR AGENT, SUCCESSOR
ISSUING BANK AND LENDER:

GUARANTY BANK, as Successor Agent,
Successor Issuing Bank and as a Lender

By:       /s/Kelly L. Elmore III
Name:  Kelly L. Elmore III
Title:     Senior Vice President

Seventh Amendment to Credit Agreement
Signature Page

RESIGNING AGENT AND RESIGNING
ISSUING BANK:

JPMORGAN CHASE BANK, N.A., as
Resigning Agent and Resigning Issuing Bank

By:       /s/Kimberly Coil
Name:  Kimberly Coil
Title:     Vice President

Seventh Amendment to Credit Agreement
Signature Page

U.S. BANK NATIONAL ASSOCIATION,
as a Co-Agent and as a Lender

By:        /s/Justin M. Alexander
Name:  Justin M. Alexander
Title:    Vice President

Seventh Amendment to Credit Agreement
Signature Page

ROYAL BANK OF CANADA,
as a Co-Agent and as a Lender

By:       /s/Don J. McKinnerney
Name:  Don J. McKinnerney
Title:     Authorized Signatory

Seventh Amendment to Credit Agreement
Signature Page

CAPITAL ONE, N.A.,
as a Co-Agent and as a Lender

By:       /s/Paul D. Hein
Name:  Paul D. Hein
Title:     Vice President

Seventh Amendment to Credit Agreement
Signature Page

CREDIT SUISSE,
as a Lender

By:       /s/Vanessa Gomez
Name:  Vanessa Gomez
Title:    Director

By:       /s/Nupur Kumar
Name:  Nupur Kumar
Title:     Associate

Seventh Amendment to Credit Agreement
Signature Page

FORTIS CAPITAL CORP.,
as a Lender

By:      /s/Michele Jones
Name: Michele Jones
Title:   Director

By:      /s/Darrell Holley
Name: Darrell Holley
Title:   Managing Director

Seventh Amendment to Credit Agreement
Signature Page

SCHEDULE 2.01

APPLICABLE PERCENTAGES AND COMMITMENTS

Lender	Title	Applicable Percentage	Commitment[1]	Maximum Facility Amount
Guaranty Bank 333 Clay Street Suite 4400 Houston, TX 77002 Attention: Kelly L. Elmore III Telephone: (713) 890-8849 Facsimile: (713) 890-8868 kelly.elmore@guarantybank.com	Administrative Agent	33.7078652%	$75,000,000	$168,539,325.84
U.S. Bank National Association 950 17th St., DNCOT8E Denver, CO 80202 Attention: Justin M. Alexander Telephone: (303) 585-4201 Facsimile: (303) 585-4362 justin.alexander@usbank.com With a copy to: U.S. Bank 555 SW Oak, PDORP7LS Attention: Tony Wong Telephone: (503) 275-3252 Facsimile: (503) 973-6900 tony.wong@usbank.com	Co-Agent	15.7303370%	$35,000,000	$78,651,685.39

1As of Seventh Amendment Effective Date and subject to adjustment as a result of a reduction or increase in the Aggregate Commitment pursuant to Section 2.02 and Section 2.02A of the Credit Agreement, respectively, or a change in the Borrowing Base.

Seventh Amendment to Credit Agreement
Schedule 2.01

Royal Bank of Canada 3900 Williams Tower 2800 Post Oak Blvd. Houston, Texas 77056 Attention: Don McKinnerney Telephone: (713) 403-5607 Facsimile: (713) 403-5624 don.mckinnerney@rbccm.com	Co-Agent	15.7303370%	$35,000,000	$78,651,685.39
Capital One, N.A. 5718 Westheimer, Suite 1430 Houston, Texas 77057 Attention: Paul Hein Telephone: (713) 435-7461 Facsimile: (713) 435-7106 paul.hein@capitalonebank.com	Co-Agent	15.7303370%	$35,000,000	$78,651,685.39
Credit Suisse Eleven Madison Avenue New York, New York 10010 Attention: Vanessa Gomez Telephone: (212) 538-2993 Facsimile: (212) 448-3755 Vanessa.gomez@credit-suisse.com With a copy to: Credit Suisse One Madison Avenue New York, New York 10010 Attention: Loan Closers Telephone: (212) 325-9041 Facsimile: (212) 538-9120 loan.closers@credit-suisse.com	Participant	11.2359551%	$25,000,000	$56,179,775.28

Seventh Amendment to Credit Agreement
Schedule 2.01

Fortis Capital Corp. 15455 North Dallas Parkway Suite 1400 Addison, TX 75001 Attention: Michele Jones Telephone: (214) 953-9303 Facsimile: (214)754-5982 Michele.jones@us.fortis.com	Participant	7.8651685%	$17,500,000	$39,325,842.70
TOTAL		100.00%	$222,500,000	$500,000,000

Seventh Amendment to Credit Agreement
Schedule 2.01

SCHEDULE 4.13

CAPITALIZATION

Legal Name	Jurisdiction of Organization	Shares of Capital Stock Outstanding	Owners of Shares of Capital Stock Outstanding	Tax Identification Number
Carrizo Oil & Gas, Inc. (Borrower)	Texas	N/A	N/A	76-0415919
CCBM, Inc. (Restricted Subsidiary)	Delaware	1,000 shares of common stock	100% - Carrizo Oil & Gas, Inc.	76-0685601
Hondo Pipeline, Inc. (Restricted Subsidiary)	Delaware	1,000 shares of common stock	100% - Carrizo Oil & Gas, Inc.	26-1309563
CLLR, Inc. (Restricted Subsidiary)	Delaware	1,000 shares of common stock	100% - Carrizo Oil & Gas, Inc.	20-5154104
Carrizo (Marcellus) LLC (Restricted Subsidiary)	Delaware	limited liability company interests	100% - Carrizo Marcellus Holding Inc.	26-3529055
Carrizo Marcellus Holding Inc. (Restricted Subsidiary)	Delaware	1000 shares of common stock	100% - Carrizo Oil & Gas, Inc.	26-3528920

Seventh Amendment to Credit Agreement
Schedule 4.13

SCHEDULE 7.02

EXISTING LIENS

Liens arising under that certain Security Agreement dated as of October 12, 2004 made by the Borrower in favor of Deutsche Bank Securities, Inc., which Liens encumber certain claims originally held by the Borrower against Enron North America Corp. and Enron Corp., each in the amount of $1,096,056.00, claim numbers 2536 and 2576, respectively, in the bankruptcy cases of Enron Corp., et al., pending in the United States Bankruptcy Court for the Southern District of New York, and all proceeds thereof.

Seventh Amendment to Credit Agreement
Schedule 7.02

EXHIBIT E

FORM OF LENDER CERTIFICATE

________, 20___

To:        GUARANTY BANK,
 as Administrative Agent

The Borrower, the Guarantors, the Administrative Agent and the Lenders have entered into that certain Credit Agreement dated as of May 25, 2006 (as the same has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Unless otherwise defined herein, capitalized terms used herein have the meaning specified in the Credit Agreement.

[Language for Existing Lender]

[           Please be advised that the undersigned has agreed (a) to increase its Commitment under the Credit Agreement effective __________, 20__ (the “Effective Date”) from $________________ to $____________ and (b) that, from and after the Effective Date, it shall continue to be a Lender in all respects under the Credit Agreement and the other Loan Documents.]

[Language for New Lender]

[           Please be advised that the undersigned has agreed (a) to become a Lender under the Credit Agreement effective __________, 20__ (the “Effective Date”) with a Commitment of $____________ and (b) that, from and after the Effective Date, it shall be deemed to be a Lender in all respects under the Credit Agreement and the other Loan Documents.]

Very truly yours,

By:
Name:
Title:

Seventh Amendment to Credit Agreement
Exhibit E

Accepted and Agreed:

GUARANTY BANK,
as Administrative Agent

By:
Name:
Title:

Accepted and Agreed:

CARRIZO OIL & GAS, INC.

By:
Name:
Title:

Seventh Amendment to Credit Agreement
Exhibit E

Guaranty
Bank

CREDIT AGREEMENT

dated as of
May 25, 2006

among

CARRIZO OIL & GAS, INC.
as Borrower

CERTAIN SUBSIDIARIES OF BORROWER,
as Guarantors

The Lenders Party Hereto

GUARANTY BANK,
as Administrative Agent, Sole Bookrunner and Lead Arranger

and

U.S. BANK NATIONAL ASSOCIATION, ROYAL BANK OF CANADA
AND CAPITAL ONE, N.A.,
as Co-Agents

$500,000,000 Senior Secured Revolving Credit Facility

Seventh Amendment to Credit Agreement
Annex A